UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 240.14a-12

PERFICIENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following text was distributed to employees of Perficient.

Colleague FAQs for Perficient Connect

On Sunday, May 5, 2024, Perficient announced that it has entered into an agreement to be acquired by EQT, a purpose-driven global investment organization. Upon completion of the transaction, Perficient will no longer be publicly traded on the NASDAQ, and will become a private company.

Please refer to the Frequently Asked Questions (FAQs) outlined below to help address what’s happening, why, and what it means for you and for Perficient.

If you have additional questions, please contact your leadership team.

WHAT’S HAPPENING?

This was an intentional, strategic decision for the future of our organization that begins an exciting new chapter that would not have been possible without your hard work and dedication to our clients, partners and other stakeholders.

Under the terms of the agreement, Perficient stockholders will receive $76.00 per share in cash for each share of common stock they own as of the closing of the transaction. Upon completion of the transaction, Perficient will become a privately held company.

EQT is acquiring Perficient because they believe in our company, and the potential we have for ongoing global growth. We can now focus on executing our long-term growth strategy and plans.

Who is EQT?

EQT is a purpose-driven global investment organization with a 30-year track record of success and a keen understanding of the technology services industry. Its funds invest in private equity, infrastructure, real estate, growth equity, and venture capital in Europe, North America, and Asia Pacific.

EQT’s approach is to invest in good companies across the world with a mission to help them develop into great and sustainable companies.

From an organizational perspective, EQT understands our strengths, culture and customer-centric philosophy – and its values closely align with our own.

Why do they want to invest in Perficient?

EQT strongly believes in Perficient’s future. They’re paying a premium for our business because they believe it is a great investment.

What is their plan/approach for Perficient?

EQT is impressed with our strategy and how we operate. They have experience in our sector – both services and technology, and they understand our global journey. They so firmly believe in our global growth strategy and long-term strategic vision, that they chose to invest in Perficient in order to allow us to focus on continuing to support our clients in exceeding expectations, outpacing the competition, and growing their businesses.

What does it mean to be acquired by a Private Equity organization?

Private Equity organizations are investment management companies that buy companies and help accelerate growth.

EQT’s vision for Perficient aligns directly with ours and we look forward to partnering with them as we continue on our global growth journey.

WHAT DOES THIS MEAN FOR ME?

Is my job safe?

Perficient is a people business and EQT understands our value is embodied by the skill and talent of our employees. It will be business as usual.

EQT is investing in Perficient because it believes in our team and our future. This is not about a new business approach, strategy or plan.

How will we get business updates/performance information going forward?

Perficient’s leadership will continue to keep employees aware of our performance, challenges, and opportunities as they do today through various forums and channels. The only change here is that there will no longer be quarterly earnings calls with the analyst and investor communities.

WHAT DOES THIS MEAN FOR PERFICIENT?

We are Perficient – the leading global digital consultancy. With nearly 7,000 colleagues skilled strategists and technologists across 40+ locations around the world, we make a difference by transforming how the world’s largest enterprises and biggest brands connect with customers and grow their business.

None of that changes with this announcement.

Will the Perficient name change?

No. We are still Perficient, the leading global digital consultancy transforming the world’s largest enterprises and biggest brands.

Will the operations structure remain the same?

Yes.

How does our private status impact reporting mechanisms and/or processes that Perficient colleagues must adhere to?

Our executive team will no longer have to spend time publicly reporting our performance each quarter, issuing projections, dealing with current and potential investors, filing SEC reports and documentation, updating equity analysts, etc. – and that time can now be spent entirely on continuing to grow our business.

Will our executive team change?

One of EQT’s key reasons for making this investment was because of the strength and tenure of Perficient’s executive team. There are no plans for any changes in that regard based on this announcement.

Is the company in financial trouble?

No, quite the opposite. We are consistently profitable with reliable cash flows and have a strong balance sheet and access to capital to grow our business, as well as a strong brand and reputation in the market. This marks a momentous next step for our company, and, with this transaction, we can focus on executing our long-term growth strategy and plans.

Will Perficient remain acquisitive?

Yes. Our global growth strategy centers around both organic growth as well as growth through acquisition. With this transaction we will still pursue acquisition opportunities where it makes sense.

How does this impact our growth strategy/plans going forward?

This is a positive change. Perficient can now focus fully on executing against its growth strategy and plans without public company reporting requirements.

How will this help Perficient grow?

EQT’s approach is to invest in good companies across the world with a mission to help them develop into great and sustainable companies.

We look forward to partnering with them as we continue on our global growth journey.

Can private companies compete in the market?

Yes, in fact, many of the world’s largest and most successful companies are private.

Perficient routinely competes against some of the biggest competitors in the market, and we win! None of that changes with this transaction.

WHAT DOES THIS MEAN FOR OUR CLIENTS?

For our clients, it is business as usual.

Clients can expect the same level of commitment and delivery excellence they’ve received from us for the last 25 years.

There will be no change in the way we work with them. Customers can expect to work with the same skilled team, leadership, and quality attention they have come to expect.

We are focused on expanding our offerings, growing our talent around the world, and building stronger relationships with our clients.

A plan is underway for standard communications for clients, partners and vendors. Reach out to your GM or MD if you have any specific questions.

TOTAL REWARDS IMPLICATIONS

What about my benefits?

There are no changes to your current benefits.

What about Perficient’s 401k program?

There are no changes to the current Perficient 401k program. Existing Perficient stock in your 401k will convert to cash in your account at the agreed upon price upon deal closure.

What happens to Perficient’s Employee Stock Purchase Program (ESPP)?

Perficient’s ESPP program will end June 30, 2024.

What about any PRFT equity grants I’ve received?

You’ll be receiving more information later today regarding the treatment of any granted equity.

MORE QUESTIONS?

Who should I contact if I have additional questions?

If you have any questions about this announcement, please contact your manager directly.

We will keep you informed as we move toward the closing of the transaction and thank you for your continued dedication to Perficient.

Forward-Looking Statements

This communication contains and Perficient, Inc’s (“Perficient” or the “Company”) other filings and press releases may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed merger. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Perficient management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Perficient. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Perficient’s business and the market price of Perficient common stock; timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Perficient stockholders may not approve the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Perficient common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; restrictions imposed on Perficient’s business during the pendency of the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Perficient to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Perficient Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Perficient from time to time with the SEC. These filings, when available, are available on the investor relations section of the Perficient website at www.perficient.com or on the SEC’s website at www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Perficient presently does not know of or that Perficient currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Perficient assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger involving Perficient, Inc. and an affiliate of BPEA Private Equity Fund VIII (“EQT Asia”). In connection with the proposed merger, Perficient intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement (the “proxy statement”) with the SEC, Perficient will mail the proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF PERFICIENT ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the proxy statement (when available) and other documents filed by Perficient with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Perficient will be available free of charge on Perficient’s website www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

Participants in the Solicitation

Perficient and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about its directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Compensation of Directors,” “Compensation of Executive Officers,” and “Security Ownership of Certain Beneficial Owners and Management” contained in the proxy statement for the Perficient 2024 Annual Stockholder Meeting filed with the SEC on April 17, 2024 (the “2024 Annual Meeting Proxy Statement”). To the extent that Perficient’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Annual Meeting Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed merger to be filed with the SEC or incorporated by reference therein when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.